UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

March 7, 2014 (March 6, 2014)

Date of Report (Date of earliest event reported)

Sonic Foundry, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14007	39-1783372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703	(608) 443-1600
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders was held on March 6, 2014. A quorum consisting of approximately 80.79% of the Company’s common stock issued and outstanding was represented either in person or by proxy. At the meeting proposals one through five were approved by the stockholders:

1.	To elect two directors to hold office for a term of five years, and until their successors are duly elected and qualified.

2.	To approve, by a non-binding advisory vote, of the compensation paid by the Company to its Named Executive Officers;

3.	To vote on a Proposal to amend the 2008 Sonic Foundry Employee Stock Purchase Plan to increase the number of shares of common stock subject to the plan from 100,000 to 150,000.

4.	To vote on a Proposal to amend the 2009 Stock Incentive Plan to increase the number of shares of common stock subject to the plan from 1,000,000 to 1,800,000.

5.	To ratify the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending September 30, 2014.

The proposal below failed to achieve the required approval of two-thirds of the shares entitled to vote.

6.	To vote on a proposal to approve an amendment to the Company’s Amended and Restated Articles of Incorporation that would provide for lowering the number of director classes from five (5) to three (3) and for shortening the term of directors to three (3) years.

	For	Against	Withheld	Abstention	Broker Non-votes
Proposal #1:
David C. Kleinman	1,299,012	—	134,824	—	1,983,271
Paul S. Peercy	1,339,090	—	94,746	—	1,983,271
Proposal #2	1,219,744	209,727	—	4,365	1,983,271
Proposal #3	1,106,495	323,242	—	4,099	1,983,271
Proposal #4	1,109,218	321,066	—	3,552	1,983,271
Proposal #5	3,381,741	21,180	—	14,186	—
Proposal #6	1,420,360	10,036	—	3,440	1,983,271

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc.
(Registrant)

March 7, 2014	By:	/s/ Kenneth A. Minor
Kenneth A. Minor
Chief Financial Officer